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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 1997 included or incorporated by reference in this Form 10-K into Marten Transport, Ltd.'s previously filed Form S-8 dated February 23, 1994.



                                    /s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 28, 1997